Concur Technologies, Inc.
Amended and Restated Non-Employee Director Compensation Policy

Effective as of March 15, 2013, the compensation for the existing non-employee members of the Board of Directors (“Board”) of Concur Technologies, Inc. (“Concur”), and each new non-employee Board member who joins the Board after March 15, 2013, shall be the following cash payments and equity grants:

Position	Annual Cash Payment (2)	Equity Grant
All Non-Employee Directors (1)	$60,000	Initial: A number of restricted stock units having a value of $215,000 at time of grant (3) Annual: A number of restricted stock units having a value of $215,000 at time of grant (4)
Lead Independent Director	Additional $20,000	N/A
Committee Chair	Audit: Additional $25,000 Compensation: Additional $15,000 Nominating/Corp Gov: Additional $10,000	N/A
Committee Members (Other Than Chair)	Audit: Additional $12,500 Compensation: Additional $7,500 Nominating/Corp Gov: Additional $5,000	N/A

1.
Board members who are employees of Concur will receive compensation as approved by the Board or the Compensation Committee of the Board, and will not receive compensation under this policy. In addition, Pursuant to American Express Company internal policy, Ed Gilligan has waived any compensation he is entitled to receive from Concur for his service as a member of the Board.

2.
The annual cash payment(s) described above will be made as of March 15 of each year as consideration for Board and committee services during the immediately preceding 12-month period, and will apply only if the applicable Board member served continuously on the Board for the immediately preceding 12-month period. However, for any member joining the Board during a given 12-month period beginning on March 15 of each year, the first annual cash payment(s) applicable to such member will be pro rated from the date that such member joins the Board to the next March 15. All Board members shall be reimbursed for their reasonable travel expenses in attending Board and committee meetings. Except as specified in this policy, non-employee Board members will receive no other compensation for services on the Board or any committee of the Board.

3.
For each new non-employee Board member who joins the Board after March 15, 2013, such member will receive an initial equity grant as of such member’s commencement date as a member of the Board. For such initial equity grant, the number of restricted stock units granted will be equal to the quotient resulting from dividing (a) the value described in the table above for such initial equity grant, by (b) the average of the closing sale prices of Concur common stock as quoted on the Nasdaq Stock Market for the thirty consecutive trading days ending with the trading day that is one trading prior to the grant date; provided, that such number shall be reduced to reflect the pro-ration described below and rounded down to the nearest whole share. Such initial equity grant will vest 100% on the first March 15 after the grant date (which amount shall be reduced on a pro-rata basis to reflect only the period of service from the grant date to the first March 15 after the grant date). Such initial equity grant will be subject to the terms of the 2007 Equity Incentive Plan and the then-current executive form of restricted stock unit award documentation.

4.
The annual equity grant described in the table above will be made as of March 15 of each year as consideration for Board and committee services during the immediately preceding 12-month period, and will apply only if the applicable Board member served continuously on the Board for the immediately preceding 12-month period (or, for any member joining the Board during such 12-month period, such member served continuously on the Board since such member’s commencement date as a member of the Board). For such annual equity grant, the number of restricted stock units granted will be equal to the quotient resulting from dividing (a) the value described above for such annual equity grant, by (b) the average of the closing sale prices of Concur common stock as quoted on the Nasdaq Stock Market for the thirty consecutive trading days ending with the trading day that is one trading prior to the grant date; provided, that such number shall be rounded down to the nearest whole share. Such annual equity grant will vest 100% on the first March 15 after the grant date. Such annual equity grant will be subject to the terms of the 2007 Equity Incentive Plan and the then-current executive form of restricted stock unit award documentation.

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